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                                 SUBSIDIARIES
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
                                        State of
                  Company Name          Incorporation

Prime Succession of Alabama, Inc.       Alabama

Prime Succession of Arizona, Inc.       Delaware
   Talisman Enterprises, Inc.           Arizona
   Whitney and Murphy Funeral Home,     Arizona
     Inc.
     Whitney & Murphy Life Insurance    Arizona
        Agency, Inc.

Prime Succession of Arkansas, Inc.      Delaware

Prime Succession of California, Inc.    Delaware
   McWane Family Funeral Home, Inc.     California
   Grotewold Simi Valley Mortuary, Inc. California

Prime Succession of Florida, Inc.       Delaware
   Cremation Society of America, Inc.   Florida
   Fred Hunter Memorial Services, Inc.  Florida
   Fraser Funeral Home, Inc.            Florida
   Clayton Frank & Sons Funeral Home,   Florida
     Inc.
   Clary-Godwin Funeral Home, Inc.      Florida

Prime Succession of Georgia, Inc.       Delaware

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                                       2

Prime Succession of Illinois, Inc.      Delaware
   Dawson & Wikoff, Ltd.                Illinois

Prime Succession of Indiana, Inc.       Delaware
   Carlisle Funeral Home, Inc.          Indiana
   Welsheimer Funeral Home, Inc.        Indiana

Prime Succession of Iowa, Inc.          Delaware

Prime Succession of Kentucky, Inc.      Delaware
   Benton Funeral Home, Inc.            Kentucky
   Vankirk Funeral Home, Inc.           Kentucky

Prime Succession of Michigan, Inc.      Delaware
   Kerley & Starks Funeral Homes, Inc.  Michigan
   Cemetery Development Corporation,    Kentucky
   Inc.


Prime Succession of Minnesota, Inc.     Delaware

Prime Succession of Missouri, Inc.      Delaware

Prime Succession of Nebraska, Inc.      Delaware

Prime Succession of New York, Inc.      Delaware
   Pine Funeral Home, Inc.              New York

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                                       3

   Pine Group, Inc.                     New York
     Bury-Pine Funeral Home, Inc.       New York
     Hignell-Phelps-Pine Funeral Home,  New York
        Inc.
   Pine Memorials, Inc.                 New York

Prime Succession of Ohio, Inc.          Delaware

Prime Succession of South Carolina,
   Inc.                                 Delaware

Prime Succession of Tennessee, Inc.     Delaware
   Neal-Tarpley, Inc.                   Tennessee
   Buckner-Rush Enterprises, Inc.       Tennessee

Prime Succession of Texas, Inc.         Delaware

Prime Succession of West Virginia, Inc. Delaware

Prime Succession of Wisconsin, Inc.     Delaware

Prime Holdings of Arizona, Inc.         Delaware

Prime Holdings of Florida, Inc.         Delaware

Prime Holdings of Illinois, Inc.        Delaware

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                                       4

   John A. Beck Company                 Illinois
   Hertz-Thoma Chapel, Ltd.             Illinois

Prime Holdings of Indiana, Inc.         Delaware
   Weigel Funeral Home, Inc.            Indiana
   Simpson-Meyer Corporation            Indiana
   Simpson Funeral Home, Inc.           Indiana
   Simpson-Volkman Corporation          Indiana

Prime Holdings of Michigan, Inc.        Delaware

   Pifer-Smith Funeral Home, Inc.       Michigan
   SWEM Funeral Home, Inc.              Michigan
   Van Zantwick, Bartels And            Michigan
     Kammeraad Funeral Homes, Inc.

Prime Succession Enterprises, Inc.      Delaware

Prime Holdings, Inc.                    Delaware
   Prime Holdings of Arkansas, Inc.     Delaware
   Prime Holdings of California, Inc.   Delaware
     Prime Enterprises of California,
     Inc.                               Delaware
     Hughes Funeral Chapel              California
   Prime Holdings of Minnesota, Inc.    Delaware
   Prime Holdings of Nebraska, Inc.     Delaware


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                                       5


   Prime Holdings of Ohio, Inc.         Delaware
   Prime Holdings of West Virginia,
   Inc.                                 Delaware
     Lambert Corporation, Inc.          West Virginia
     J & W Inc.                         West Virginia
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